UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): May 24, 2016

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 24, 2016, the Company announced that the Board of Directors nominated Bonnie Brooks and Bill Simon to stand for election to the Board at the Company's upcoming 2016 Annual Meeting on July 21, 2016. In addition to Ms. Brooks and Mr. Simon, the Company’s slate for the 2016 Annual Meeting will include Shelley Broader, President and Chief Executive Officer of Chico’s FAS, and Janice Fields, current independent director of Chico’s FAS. The Company also announced that current directors David Dyer and Verna Gibson will retire from the Board upon the completion of their current terms in 2016. A copy of the release issued on May 24, 2016, is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated May 24, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: May 24, 2016	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated May 24, 2016